SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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SYBASE, INC.

(Name of Registrant as Specified in its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS May 22, 2003
PROXY STATEMENT
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
Appendix 1
Appendix II
Form of Proxy Card

SYBASE, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
May 22, 2003

TIME:	10:00 a.m., Thursday, May 22, 2003

PLACE:	Sybase, Inc. United Nations Conference Room One Sybase Drive Dublin, California 94568

BUSINESS:	• Election of two Class II directors

• Adoption of the Sybase, Inc. 2003 Stock Plan

• Ratification of Ernst & Young LLP as independent auditors for 2003

• Transaction of other business properly brought before the meeting

RECORD DATE:	You are entitled to vote on these matters if you were a stockholder of record at the close of business Monday, April 1, 2003.

HOW TO VOTE:	If you are not able to attend the meeting in person, you can vote (1) on the Internet, (2) by telephone, or (3) by completing and signing the enclosed proxy card and mailing it as soon as possible in the enclosed envelope. Please see specific instructions printed on your proxy card.

By Order of the Board of Directors

Dublin, California April 14, 2003	DANIEL R. CARL Vice President, General Counsel, and Secretary

This Notice of Meeting and accompanying Proxy Statement and proxy card are first being distributed on or about April 21, 2003

SYBASE, INC.

PROXY STATEMENT

GENERAL INFORMATION

Your votes are solicited on behalf of the Sybase, Inc. Board of Directors for matters to be decided at the 2003 Annual Meeting of Stockholders, which will be held at 10:00 a.m. (PDT) Thursday, May 22, 2003 in the United Nations Conference Room at the Company’s executive offices located at One Sybase Drive, Dublin, California.

Record Date

You are entitled to vote at the Annual Meeting if you were a Sybase stockholder at the close of business on the April 1, 2003 Record Date. On that date, 94,643,929 shares of Common Stock were issued and outstanding. No Preferred Stock was issued or outstanding. The closing market price of Sybase Common Stock on the Record Date was $12.98 per share, according to the New York Stock Exchange.

How to Vote or Revoke Your Proxy

You can vote your shares by telephone, on the Internet (at www.proxyvote.com), by mail, or in person at the Annual Meeting. Instructions for each voting method appear on your proxy card. You may revoke your proxy anytime prior to the vote at the Annual Meeting by (1) notifying Sybase in writing, (2) issuing a later proxy, or (3) voting in person at the meeting. If you previously granted a proxy, but decide to attend the meeting in person, your proxy will be voted as previously instructed unless you decide to vote in person at the meeting.

How Votes Are Counted

•    One Share, One Vote. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each proposal presented at the Annual Meeting. All votes cast at the Annual Meeting will be tabulated by Georgeson Shareholder, who will also serve as inspector of election at this year’s meeting.

•    Quorum. A majority of the shares entitled to vote on the Record Date (47,321,965 shares) constitutes a quorum required to conduct business at the Annual Meeting. The meeting will be adjourned unless at least that number of shares is represented in person or by proxy.

•    “Votes Cast” means a majority of the votes cast on a particular matter.

•    What Your Vote Means

      For Directors. You may vote “FOR” or “WITHHELD” for each nominee. A “WITHHELD” vote is counted toward a quorum only. The two director nominees with the greatest number of “FOR” votes (even if not a majority of Votes Cast) will be elected.

      For Other Proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN.” The vote required on each matter described in this Proxy Statement (other than the election of directors) is the affirmative vote of a majority of the Votes Cast on that matter. Abstentions are counted toward a quorum and also counted as Votes Cast. This means an abstention has the same effect as a vote “AGAINST.” For example, if there are 210 Votes Cast, and 99 shares are voted “FOR” a proposal, 75 are voted “AGAINST,” and 36 “ABSTAIN,” the proposal is defeated since it will not pass by a majority of the Votes Cast.

•   What if I Don’t Vote? If you sign and return your proxy card, but don’t indicate how your shares are to be voted, your shares will be voted “FOR” all of the Company’s director nominees, and “FOR” all other proposals described in this Proxy Statement. The Company’s proxy holders will have discretion to vote your shares on any new business submitted for a stockholder vote at the Annual Meeting.

•   Broker Non-Votes. If you hold your shares in “street name,” it means your Sybase stock is held in an account maintained by your broker, bank or other qualified agent. The stock is registered in your agent’s name for your benefit. If you do not instruct the agent how to vote the Sybase stock in your account, your agent may have the right to vote those shares in the election of directors and in certain other matters. If your broker does not have this right with respect to a particular matter, then your votes on that matter are known as “broker non-votes.” They are counted to determine whether a quorum is present, but they are not counted as Votes Cast. Therefore, broker non-votes cannot affect the outcome of voting on any matter to be voted on at the Annual Meeting.

Additional Proxy Materials; Electronic Delivery. Under applicable SEC rules, only one set of proxy materials will be delivered to multiple stockholders sharing the same address, unless the Company has received contrary instructions from one or more of the stockholders at that address. If you share an address with another stockholder and have received only one set of proxy materials and you wish to receive an additional set of proxy materials, you may contact us at Sybase, Inc., Investor Relations, One Sybase Drive, Dublin, CA 94568 (tel: 925-236-5000) to request these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the same address to request a single copy of these materials for your household in the future. You may also enroll for “paperless” electronic delivery of our proxy materials by visiting our website at http://www.icsdelivery.com/sybs/ index.html.

Proxy Solicitation. We will pay the cost of soliciting stockholder proxies, and have retained Georgeson Shareholder to assist us in this process for an estimated $7,000, plus expenses. We may also reimburse brokers and others for their expenses in forwarding solicitation materials to beneficial owners. No additional amounts will be paid for any proxies solicited by any of our directors, officers or employees.

ELECTION OF DIRECTORS

Two Class II directors to be elected at the Annual Meeting will hold office until their three-year term expires in 2006, or until their earlier resignation or removal. The nominees are: Richard C. Alberding and Linda K. Yates. Your shares will be voted as you instruct, but if you submit your proxy without voting instructions, your shares will be voted “FOR” the election of these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES

Board Structure

The current seven-member Board of Directors is divided into three classes, each having a three-year term expiring in successive years, as shown below.

Class	Director	Current Term Expires

I	John S. Chen Alan B. Salisbury	2005

II	Linda K. Yates Richard C. Alberding	2003

III	L. William Krause Robert P. Wayman Cecilia Claudio	2004

Biographical Information

The following table sets forth information about our current Board of Directors, including the nominees described above. There are no family relationships among any Company executive officers or directors.

John S. Chen Director since 1997 Age 48	Mr. Chen has been Chairman, Chief Executive Officer and President of Sybase, Inc. since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division, Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. He is also a director of The CIT Group, Inc., a commercial leasing and finance corporation.

Richard C. Alberding Director since 1993 Age 72 Nominee	Mr. Alberding served as an Executive Vice President of Hewlett-Packard Company, a computer and electronics company, before retiring from that company in 1991. He had served in various management positions with HP beginning in 1958. Mr. Alberding is also a director of Stratex Networks, Inc., a supplier of digital microwave radios, Kennametal, Inc., a tooling company, Elevon, Inc., an IT solutions company, and PC-TEL, a software modem company.

Cecilia Claudio Director since 1999 Age 48	Ms. Claudio has been Executive Vice President and Chief Information Officer of Zurich Financial Services, the parent company of Farmers Group, Inc., a large automobile and home insurance company, since March 2003. Immediately prior to her promotion, Ms. Claudio served as Senior Vice President and Chief Information Officer of Farmers Group, Inc. since 1998. From 1994 to 1997, she was a faculty member of Harvard School of Public Health. Prior to that, Ms. Claudio has also held various senior management positions at Anthem Blue Cross/Blue Shield, a health insurance company, Harvard Pilgrim Health Care, a non-profit managed healthcare organization, Xerox Corporation, Gap Inc., a clothing company, and Olivetti (Worldwide), an office machine company.

L. William Krause Director since 1995 Age 60	Mr. Krause has been Chairman of the Board and Chief Executive Officer of Caspian Networks, Inc., an IP networking system provider, since April 2002. In addition, Mr. Krause has been President of LWK Ventures, a private investment company, since November 1998. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc., a provider of Internet outsourcing services, which he guided through Chapter 11 Bankruptcy to a sale of assets. Mr. Krause served as President, Chief Executive Officer and as a director of Storm Technology, Inc., a digital imaging company, from October 1991 through November 1998 when it filed for protection under federal bankruptcy laws. He served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves as a director of Packateer, Inc., a provider of application traffic management systems, and Pinnacle Systems, Inc., a provider of digital media systems.

Alan B. Salisbury Director since 1993 Age 66	Mr. Salisbury has been an independent management consultant to the information technology industry since July 1999. From August 1998 through June 1999, he served as Chairman of the U.S. subsidiary of Learning Tree International, a provider of advanced technology and technical management training. From 1993 through June 1999, Mr. Salisbury served as that company’s President, and he served as a director from June 1994 through June 2001. He also served as a director of Template Software, Inc., an enterprise application integration and tools development company, from January 1998 through December 1999.

Robert P. Wayman Director since 1995 Age 57	Mr. Wayman has been Chief Financial Officer of Hewlett-Packard Company, a computer and electronics company, since 1984, and its Executive Vice President, Finance and Administration since 1992. From December 1993 through May 2002, he also served as a director of HP. He is a current director of Portal Software, Inc., a software company, and CNF Inc., a provider of global supply chain services. Mr. Wayman is also Director of the Private Sector Council and member of the Kellogg Advisory Board to Northwestern University School of Business.

Linda K. Yates Director since 2000 Age 40 Nominee	Ms. Yates is a founder of Strategos, an international strategy consulting firm, where she served as Chief Executive Officer from January 1995 through August 1999. Ms. Yates currently serves as a Senior Advisor to large corporations and acts as a bridge between the Silicon Valley and companies listed in BusinessWeek’s Global 1000. Prior to founding Strategos in 1995, Ms. Yates spent six years with the Mac Group/Gemini Consulting where she served as Vice President and head of the West Coast from 1992 to 1994, and co-head of the high-tech and telecommunications practice. She is currently a Henry Crown Fellow with the Aspen Institute.

Board of Directors and Committee Meetings

The Board of Directors held nine meetings during 2002. During the year, no incumbent director attended fewer than 75% of the total Board and committee meetings held during his or her service as a director or committee member. The table shows the number of committee meetings held during 2002. It also identifies committee membership during the year, and each committee’s principal functions.

Board Committees	Principal Functions

Audit (1) Mr. Salisbury (Chair) Ms. Claudio Mr. Wayman	• carries out mandates of Audit Committee Charter, as amended from time to time
•   selects, engages and oversees all of the Company’s independent auditors
•   pre-approves all audit and non-audit related services to the Company and its subsidiaries
•   assures effectiveness of Company’s internal controls, internal audit function and annual independent audit of Company’s financial statement
•   investigates all complaints and concerns regarding the Company’s accounting practices
• 6 meetings in 2002

Compensation (2) Mr. Alberding (Chair) Mr. Krause Ms. Yates	• reviews and approves executive compensation policies and programs • oversees administration of stock option and stock purchase plans • 4 meetings in 2002

Stock Mr. Chen (Chair)	• oversees administration of certain stock option grants to non-executive employees • acted by unanimous written consent throughout 2002

Board Affairs Mr. Wayman (Chair) Mr. Krause	• oversees corporate governance standards regarding Board conduct and deliberations (3) • serves as nominating committee (4) • 2 meetings in 2002

(1)	All members of the Audit Committee are “independent” within the meaning of the applicable New York Stock Exchange rules, including Rule 303.01 (B)(2)(a) and (3) of the NYSE listing standards.

(2)	No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, or has had any relationship with the Company, any of its subsidiaries or any other entity that is required to be disclosed in this Proxy Statement.

(3)	The Company’s corporate governance standards require the election of one lead outside director. Mr. Wayman is the current lead outside director, and has served in such capacity since May 1998. Our outside directors meet separately from management and employee directors in executive sessions conducted as part of regular Board meetings. They also confer informally from time to time.

(4)	The Board Affairs Committee will consider stockholder recommendations for Board nominees. Recommendations should be submitted in writing to Sybase, Inc., attn: Secretary, One Sybase Drive, Dublin, California 94568.

Director Compensation

The Company has paid fees to its outside directors according to the following table. The Company generally reviews outside director compensation on an annual basis, and makes adjustments, if any, in April. All retainers are paid in four quarterly installments, but are discontinued upon a director’s resignation to the extent not already earned.

	April 1, 2002 to	April 1, 2001 to
	March 31, 2003	March 31, 2002
	($)	($)
Annual retainer	26,000	20,000
Per Regular Board meeting attended in person	1,500	1,500
Per Regular Board meeting attended by video or phone	750	750
Per Special Board meeting exceeding one hour (attended in person, by video or telephone)	750	750
Per Committee meeting attended in person:
- Chairperson	1,900	1,000
- Committee member	1,600	1,000
Per Committee meeting exceeding one hour (attended by video or phone)
- Chairperson	1,900	1,000
- Committee member	1,600	1,000
Additional annual retainer for committee chairmanship	3,500	2,000
Additional annual retainer for lead outside director	10,000	4,000
Out-of-pocket travel expenses associated with meeting attendance	Actual	Actual
	reasonable	reasonable

On February 1, 2002, our non-employee directors were each granted an option to purchase 16,000 shares of our Common Stock under the Company’s 1992 Director Option Plan, as amended (“1992 Plan”), and 10,000 shares under the 2001 Director Option Plan (“2001 Plan”), all at an exercise price of $18.09 per share. Following the February 1, 2002 grant, the 1992 Plan expired and no further option grants were made under that plan. Other than the February 1, 2002 grant, each non-employee director is entitled to receive an initial option to purchase 20,000 shares under the 2001 Plan, provided he or she has served as a director for 5 months on the date of grant. Additionally, each non-employee director receives an annual grant to purchase 26,000 shares of Common Stock on the first trading day of February at an exercise price equal to the fair market value of the stock on the date of grant. Such option vests monthly over a four-year period. Mr. Chen, an employee director, does not receive compensation, expense reimbursement or stock option grants for serving as a director or for attending Board or committee meetings.

Stock Ownership of Management and Beneficial Owners

This table shows how Sybase shares were beneficially owned as of March 4, 2003 by (i) entities holding more than 5% of our issued and outstanding Common Stock, and (ii) by each current director and nominee, each person named in the “Summary Compensation Table” on page 11, and all current directors and executive officers as a group. On March 4, 2003, 95,117,496 shares of Common Stock were issued and outstanding.

	Shares	Approximate
	Beneficially	Percent
	Owned	of Class
	(1)(2)	(%)

Entities affiliated with Legg Mason, Inc. (3) 100 Light Street Baltimore, MD 21202-1476	7,843,206	7.6%
Entities affiliated with OppenheimerFunds, Inc. (4) 498 Seventh Avenue, 14th Floor New York, NY 10018	6,686,581	6.6
Lord, Abbett & Co. (5) 90 Hudson Street, 11th Floor Jersey City, NJ 07302	6,274,029	6.2
John S. Chen (6)(7)	2,716,893	2.8
Michael Bealmear (6)(7)	130,963	*
Marty Beard (6)(7)	171,245	*
Raj Nathan(6)(7)	267,851	*
Pieter A. Van der Vorst (6)(7)	214,201	*
Richard C. Alberding	112,916	*
Cecilia Claudio	40,416	*
L. William Krause	87,916	*
Alan B. Salisbury	133,916	*
Robert P. Wayman	99,916	*
Linda K. Yates	37,332	*
All current executive officers and directors as a group (20 persons)	5,278,818	5.3

*	less than 1%

(1)	Includes (a) shares subject to options that are exercisable within 60 days of March 4, 2003 (see footnote 2 below), and (b) restricted stock purchase rights granted in 2003 under the 1996 Plan that are exercisable within the same 60-day period (see footnote 2 below). Unless otherwise noted, each named stockholder has sole voting and investment power with respect to all beneficially owned securities, subject to applicable community property laws and to the information contained in the footnotes to the table. Unless otherwise indicated, the address for each named stockholder is c/o Sybase, Inc., One Sybase Drive, Dublin, California 94568.

(2)	Includes the following shares subject to stock options and restricted stock purchase rights that are exercisable within 60 days of March 4, 2003:

	Stock Options (#)	Restricted Stock (#)

Mr. Alberding	111,916	—
Mr. Bealmear	129,583	15,000
Ms. Beard	162,507	15,000
Mr. Chen	2,400,285	250,000
Ms. Claudio	39,416	—
Mr. Krause	86,916	—
Dr. Nathan	250,644	7,500
Mr. Salisbury	132,916	—
Mr. Van der Vorst	201,201	15,000
Mr. Wayman	98,916	—
Ms. Yates	37,332	—
All current executive officers and directors as a group	4,856,505	358,000

(3)	Based on the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 13, 2003, Legg Mason, Inc., a parent holding company, had shared voting and shared dispositive power with respect to all shares. Various accounts managed by Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., Legg Mason Wood Walker, Inc., Legg Mason Trust and Batterymarch Financial Management, Inc., which are investment advisory subsidiaries of Legg Mason, Inc., have the right to receive or the power to direct the receipt of dividends, or the sales proceeds, from such shares. Accounts managed by Legg Mason Funds Management, Inc., in the aggregate, have the right to receive (or the power to direct the receipt of) dividends from, or the proceeds from the sale of, 5,179,300 shares. The interest of one account, Legg Mason Special Investment Trust, Inc., an investment company registered under the Investment Company Act of 1940 and managed by Legg Mason Funds Management, Inc., amounted to 5,179,300 shares (5.5% of the shares outstanding at March 4, 2003).

(4)	Based on the Schedule 13G/A (Amendment No. 6) filed with the SEC on February 14, 2003, OppenheimerFunds, Inc., an investment adviser registered under the Investment Company Act of 1940, has no voting power and shared dispositive power as to all of the shares, and disclaims beneficial ownership of such shares under Rule 13d-4 of the Securities Exchange Act of 1934.

(5)	Based on the Schedule 13G filed with the SEC on January 31, 2003, Lord, Abbett & Co., an investment adviser registered under the Investment Company Act of 1940, has sole voting and sole dispositive power as to all of the shares.

(6)	On March 1, 2000, these individuals received options to purchase shares of common stock of Financial Fusion, Inc., a private majority owned subsidiary (FFI), under the FFI 2000 Stock Plan. All of these options have an exercise price of $5.00 per share, and vest as to 1/8 after six months, and in equal installments over the next 42 months. Except for the following options, which are exercisable within 60 days of March 4, 2003, none of the individuals beneficially owns any FFI shares, and none of them received additional FFI option grants during 2002:

	FFI Options	Approximate
	Exercisable	% of Common
	within 60 days	Stock

Mr. Chen	847,083	2.1%
Mr. Bealmear	—	*
Mr. Beard	—	*
Dr. Nathan	19,798	*
Mr. Van der Vorst	79,166	*
All current executive officers and directors as a group	1,459,792	3.5%

*	less than 1%

(7)	On July 10, 2001, these individuals were granted options to purchase shares of common stock of iAnywhere Solutions, Inc., a private majority owned subsidiary (iAS), under the 2001 iAnywhere Solutions, Inc. Stock Option Plan. All of these options have an exercise price of $2.51 per share, and vest as to 1/8 after six months, and in equal installments over the next 42 months. Except for the following options, which are exercisable within 60 days of March 4, 2003, none of the individuals beneficially owns any shares of iAS, and none of them received additional iAS option grants during 2002:

	iAS Options Exercisable within 60 days (#)	Approximate % of Common Stock

Mr. Chen	468,125	*
Mr. Bealmear	—	*
Mr. Beard	8,750	*
Dr. Nathan	10,937	*
Mr. Van der Vorst	43,750	*
All current executive officers and directors as a group	1,251,353	1.6%

*	less than 1%

Equity Compensation Plan Information

The following table contains aggregated information regarding our equity compensation plans as of December 31, 2002.

Number of securities
	Number of securities	Weighted average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of	outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding
	warrants and rights	and rights	securities reflected in
Plan category (1)	(#)	($)/sh.	column (a)) (#)

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	8,907,753	$14.6472	3,438,797
Equity compensation plans not approved by security holders (2)	2,577,398	15.0996	1,034,306
Total	11,485,151	$14.0921	4,473,103

(1)	Includes all equity compensation plans in each category that were assumed by the Company in connection with merger, consolidation and acquisition transactions pursuant to which the Company may make subsequent grants or awards of its own securities in the appropriate category.

(2)	A description of the Company’s 1999 Nonstatutory Stock Plan, which is the only Sybase equity compensation plan that has not been submitted for approval by the Company’s stockholders, is set forth in Note Seven to the Company’s Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2002, incorporated here by reference, and furnished simultaneously with this Proxy Statement.

ADOPTION OF THE 2003 STOCK PLAN

In February 2003, the Board of Directors approved adoption of the Sybase, Inc. 2003 Stock Plan (“2003 Plan”) and the reservation of 2,500,000 shares of Common Stock for issuance under such plan. The 2003 Plan is substantially similar to the Sybase, Inc. 1996 Stock Plan (“1996 Plan”), except that the exercise price of outstanding options under the 2003 Plan cannot be re-priced without stockholder approval. The Board now seeks stockholder approval of the 2003 Plan at the Annual Meeting.

The Board believes the 2003 Plan is necessary to allow the Company to continue hiring and retaining executives and other key employees and consultants, to motivate high levels of performance, and to recognize employee contributions to our success. In addition, the Board believes a robust stock option program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to expand and grow our business. For example, stock options often provide an attractive incentive to key legacy talent that can help maximize the Company’s investment in newly-acquired technology.

The Board believes the 2003 Plan will not have a material dilutive impact on the value of the Company’s outstanding shares, partly due to the relatively modest number of shares reserved for issuance under the plan (roughly equal to 2.6% of our outstanding shares on the Record Date), and partly due to the Company’s stock repurchase program pursuant to which it has repurchased an aggregate total of approximately 22.5 million shares since the program’s inception in 1998.

Without the ability to grant stock options for these purposes, we may not be able to remain competitive for skilled employees and consultants in the high technology industry, particularly against similar companies vying for a limited talent pool. Certain provisions of the 2003 Plan are summarized below. As of the date of this Proxy Statement, there has been no determination by the Plan Administrator with respect to future awards under the 2003 Plan. See also “Hypothetical Benefits Under the Plan,” below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Summary of the 2003 Plan

General. The 2003 Plan provides for grants of stock options and stock purchase rights to regular Sybase employees, officers and consultants. Options granted under the Plan are either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, or non-statutory stock options, which are all other options.

Plan Administration. The Board or a Board committee shall administer the 2003 Plan in accordance with laws and regulations that apply to the Company. The Plan Administrator may, without stockholder approval, amend the terms of outstanding stock options, subject to any stockholder approval requirements contained in the plan and under applicable law. See “Exercise Price; No Decrease without Stockholder Approval,” and “Amendment and Termination,” below.

Eligibility. Employees and consultants (excluding non-employee directors) of Sybase or its subsidiaries may be granted options under the 2003 Plan. The Plan Administrator determines which individuals will receive options, and how many options each will receive. These decisions may be based on individual’s duties and responsibilities, the value of the individual’s past services, potential contributions to the Company’s success, and other factors. As of April 1, 2003, the Company had 3,917 employees and retained approximately 800 consultants.

Vesting. The Plan Administrator determines the timing of “vesting”, or when an option becomes exercisable for stock. For example, if an employee is granted an option for 100 shares that vests annually at the rate of 25% per year, then the employee will have the right after the first year to exercise the option with respect to 25 shares. Generally, options granted under the 2003 Plan will vest 12.5% after six months, then in equal monthly installments over the next 42 months. However, performance-based options that vest on the achievement of specified goals or options with longer or shorter vesting periods may also be granted under the 2003 Plan.

Exercise Price; No Decrease without Stockholder Approval. Optionees generally can exercise their vested options by notifying the Plan Administrator in writing and paying the applicable exercise price. That price generally is equal to the fair market value of the Company’s stock on the date the option is granted. However, it can be as low as 85% of fair market value under certain circumstances if the option is non-statutory. Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the 2003 Plan prohibits the Company from decreasing the exercise price of any outstanding options or stock purchase rights without stockholder approval. As of April 1, 2003, the closing price of our Common Stock as reported by the New York Stock Exchange was $12.98 per share.

Annual Grant Limitation. Under the 2003 Plan, no employee may be granted options to purchase more than 1% of the Company’s total number of outstanding shares immediately prior to the grant. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the plan.

Expiration of Options. Unexercised options granted under the 2003 Plan generally expire (and can no longer be exercised) not later than 10 years after the grant date. If an option holder’s employment or consulting arrangement terminates, vesting generally stops as of the termination date. However, the option holder generally will have three months from that date to exercise any vested unexercised options before they expire. Longer post-termination exercise periods may apply if termination results from other reasons, such as death or disability. The post-termination exercise period may be as short as 5 days if an individual is terminated for cause.

Changes in Capitalization; Change of Control. The 2003 Plan provides for option price and quantity adjustments if the Company declares a stock dividend or stock split. Also, option vesting is accelerated if Sybase merges with another corporation that does not either assume the outstanding options or substitute equivalent options. The Company has employment arrangements with certain executives that provide for accelerated vesting of stock options upon or following a change of control. See “Employment Agreements and Certain Transactions,” at page 16.

Stock Purchase Rights. The 2003 Plan also permits the Company to grant stock purchase rights alone or in tandem with other awards under the 2003 Plan, or with cash awards outside the plan. Any rights granted cannot be exercised more than 6 months from the grant date, and are subject to other limitations outlined in the 2003 Plan.

Amendment and Termination. Except for decreases in the exercise price of outstanding options or stock purchase rights, which is subject to stockholder approval as described above, the Board may terminate or amend the 2003 Plan at any time without stockholder approval, except as required by state and federal law. Currently, amendments to increase the number of shares authorized for issuance under the plan, or to change eligibility standards require stockholder approval. The 2003 Plan terminates in 2013. However, such termination will not affect options and rights previously granted under the plan prior to its termination.

Hypothetical Benefits Under the Plan. The grant of options, stock purchase rights and other benefits under the 2003 Plan to employees (including the Named Executive Officers) is subject to the discretion of the Plan Administrator. As of the date of this Proxy Statement, no determinations have been made with respect to future awards under the 2003 Plan. Accordingly, future awards are not determinable. The following table sets forth information under the 1996 Plan (which is similar to the 2003 Plan) with respect to the grant of options to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year:

		Weighted
		Average
	Options	Exercise Price
	Granted (#)	Per Share ($/sh.)

John S. Chen	556,200	$9.93
Michael Bealmear	500,000	12.64
Marty Beard	78,000	9.93
Raj Nathan	43,000	9.93
Pieter Van der Vorst	65,000	14.65
All current executive officers as a group (14)	1,522,200	11.02
All other employees as a group	333,050 (*)	11.82

*  Reflects options granted under the 1996 Plan only. During 2002, an aggregate total of 1,271,961 options were granted to all non-executive employees as a group (333,050 under the 1996 Stock Plan and 938,911 under the Company’s 1999 Stock Plan). Employees who (i) are officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, or (ii) who hold the title of vice president or above are not eligible to receive stock option grants under the 1999 Stock Plan.

Summary of Federal Income Tax Consequences. The following table summarizes certain U.S. income tax consequences relating to incentive stock options (ISOs) and nonstatutory stock options (NSOs) granted under the 2003 Plan.

ISO	Tax Consequences

ISO Grant	None

ISO Exercise	Optionee may be subject to alternative minimum tax

Sale or exchange of underlying shares more than (A) 2 years after grant and (B) 1 year after exercise	All gain or loss is treated as long-term gain or loss

Sale or exchange before either (A) or (B) holding period is satisfied	• Optionee recognizes ordinary income equal to the lower of: (i) the difference between the fair market value of the shares on the exercise date and the exercise price; or (ii) the difference between the sale price of the shares and the exercise price.
•   Any gain or loss in excess of the ordinary income amount is treated as long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year from the option exercise date.
• Sybase takes a corresponding compensation deduction for all amounts taxed to optionee at ordinary income rates.

NSOs	Tax Consequences

NSO Grant	None

NSO Exercise	• Optionee will recognize ordinary income to the extent the fair market value of the stock on the exercise date exceeds the exercise price; such amount will be subject to income tax withholding.
• Sybase takes a corresponding compensation deduction for all amounts taxed to optionee at ordinary income rates.

Sale or exchange of underlying shares	• Optionee will recognize long-term or short-term gain or loss, depending on whether the shares are held for more than 1 year from the date of option exercise.

These tables are intended to summarize the effects of certain U.S. tax laws, and do not reflect the effect of tax laws of any state or foreign country, or tax consequences relating to a participant’s death. Reference should be made to relevant sections of the Internal Revenue Code of 1986, as amended.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP (“EY”), independent auditors, to audit the financial statements of the Company for the year ending December 31, 2003, and recommends that the stockholders ratify such selection. In the event of a negative vote, the Audit Committee will reconsider its selection. EY (or its predecessor) has audited the Company’s annual financial statements since the inception of the Company. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

Fees for professional services provided by EY in each of the last two fiscal years, in each of the following categories are as follows:

	2002 ($)	2001($)

Audit Fees	$1,458,220	$1,123,971
Audit-Related Fees	540,300	828,314
Tax Fees	272,049	646,693
All Other	0	0
TOTAL	$2,270,569	$2,598,978

Audit Fees include fees associated with the Company’s annual audit, the reviews of the Company’s filings with the Securities and Exchange Commission during the fiscal year, including its quarterly reports on Form 10-Q for the year indicated, assistance with financial statements included in registration statements and reports filed with the SEC, and accounting consultations.

Audit-Related Fees include fees associated with attest services not required for statutory purposes, due diligence in connection with acquisitions, accounting consultations, audits in connection with proposed or consummated acquisitions and audits of the Company’s pension plan(s).

Tax Fees include tax compliance and international tax advice and planning services.

All Other Fees include support and advisory services related to the Company’s expatriate program and risk management advisory services. The Audit Committee did not approve payment for any services pursuant to the de minimis exception (i.e., services that, if rendered, would compromise auditor independence but were (i) less than 5% of the total fees paid to EY for the years noted, (ii) not recognized as non-audit services at time of engagement; and (iii) brought to audit committee’s attention and approved prior to the completion of the audit).

The Audit Committee of the Board of Directors determined that the non-audit services provided by EY as described above are compatible with maintaining such auditors’ independence. See “Audit Committee Report,” below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

EXECUTIVE COMPENSATION

Summary Compensation Table

This table shows summary compensation information for the last three fiscal years by the Chief Executive Officer, and the four most highly compensated executive officers (other than the CEO). These individuals are referred to as “Named Executive Officers.”

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

				Other		Number of		All
				Annual	Restricted	Shares	LTIP	Other
		Salary	Bonus	Compensation	Stock Awards	Underlying	Payouts	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)(3)	Options (#)(6)	($)(7)	($)(4)

John S. Chen	2002	821,500	479,280	71,418 (5)	—	556,200	—	1,500
Chairman of the Board,	2001	821,500	314,635	70,455 (5)	4,368,000	1,175,000	—	1,500
CEO and President	2000	775,000	1,019,900	68,212 (5)	—	400,000	179,982	1,500
Michael Bealmear(8)	2002	262,307	100,806	—	—	500,000	—	—
Executive Vice President
Worldwide Field Organization
Marty Beard	2002	283,000	85,440	—	—	78,000	—	1,500
Senior Vice President	2001	271,042	59,614	—	121,328	163,334	—	1,500
Corporate Development and Marketing	2000	97,596	41,125		—	100,000	—	1,458
Raj Nathan	2002	303,160	100,468	—	—	43,000	—	1,500
Senior Vice President & GM	2001	303,162	42,518	—	169,872	166,667	—	1,500
Enterprise Solutions Division	2000	286,000	87,230	—	—	32,000	54,000	1,500
Pieter A. Van der Vorst	2002	305,720	101,088	—	—	65,000	—	1,500
Senior Vice President and	2001	294,680	67,717	—	145,600	170,000	—	1,500
Chief Financial Officer	2000	278,000	201,216	—	—	55,000	24,480	1,500

(1)	Salary includes amounts earned in the year indicated and deferred pursuant to the Company’s 401(k) plan, or pursuant to the Company’s Executive Deferred Compensation Plan.

(2)	Bonuses for each year include amounts earned for that year, regardless of when paid. Bonuses paid during the year are excluded if they were earned for and reported in a prior year.

(3)	Reflects a per share value of $14.56 for the underlying shares as of the date the restricted stock purchase rights were granted. In 2001, an aggregate of 383,667 shares of Common Stock were issued as restricted stock under the Company’s 1996 Stock Plan to certain senior executives, including the Named Executive Officers as shown in the table below. The dollar value of the aggregate restricted stock holdings of 383,667 shares was $5,141,138 at December 31, 2002, based on the closing price of $13.40 per share on that date. In all cases, the restricted shares were purchased at a price of $0.10 per share within 6 months from the date the restricted stock purchase rights were granted. The restricted shares are held in escrow by the Company and 100% of such shares remain subject to the Company’s right to repurchase if a recipient’s employment ends at any time prior to the third or fourth anniversary of the grant date (depending on the terms of each recipient’s restricted stock purchase agreement). Subject to the terms of his amended and restated employment agreement (see “Employment Agreement and Certain Transactions,” below), 50% of the restricted shares purchased by Mr. Chen remain subject to the Company’s right to repurchase until the third anniversary of the rights grant date, and 50% remain subject to such right of repurchase until the fourth anniversary of the rights grant date. All of the restricted shares purchased by the other executive officers remain subject to the Company’s repurchase right until the third anniversary of the rights grant date. Upon expiration of the Company’s repurchase right, the restricted shares will be released to the recipient free of further restrictions. Dividends (if any) on the stock held in escrow are subject to the same restrictions as the restricted stock.

		Dollar Value of
	2001 Restricted	Shares at 12/31/02
	Stock Awards (#)	(absent restrictions) ($)

Mr. Chen	300,000	$4,020,000
Mr. Bealmear	—	—
Mr. Beard	8,333	11,662
Dr. Nathan	11,667	156,338
Mr. Van der Vorst	10,000	134,000

(4)	Consists of 401(k) matching contribution received by all eligible Company employees for the fiscal years noted.

(5)	Includes the following amounts paid to Mr. Chen for the fiscal years noted. Except for automobile allowance, all amounts include amounts paid to cover applicable income taxes.

		Equalization
		payments for	Reimbursement	Reimbursement
		forfeited 401(k)	of Supplemental	of Certain		Tax Return
	Automobile	contributions from	Insurance	Medical/Dental	Legal Fees	Preparation
Year	allowance ($)	prior employer ($)	Premiums ($)	Expenses ($)	($)	Fee ($)

2002	$18,000	$6,910	$35,882	$8,265	$—	$10,626
2001	18,000	5,380	28,172	6,446	754	11,703
2000	18,000	8,168	28,172	6,901	—	6,971

(6)	Reflects options to purchase Sybase Common Stock granted under the 1996 Plan (see “Options Granted in Last Fiscal Year,” below, for a general description of the 1996 Plan).

(7)	In May 1998, the Board approved a Key Management Incentive Program (KMIP) under which retention bonuses were paid to certain key employees. The bonus amount was equal to a percentage of each participant’s then-current base salary. These percentages ranged from 20% for director-level employees to 82% for certain executives. Under KMIP, 60% of the bonus amount vested and was paid as of March 31, 1999 if the individual was actively employed by Sybase on that date. The remaining 40% was vested and paid on March 31, 2000, if the recipient was actively employed on that date. Only employees actively employed at the start of the plan were eligible to participate (e.g., Messrs. Bealmear and Beard received no KMIP payments because they each joined Sybase after the start of the program). All amounts earned by the Named Executive Officers and other employees eligible to participate in the Executive Deferred Compensation Plan (EDCP) were contributed by Sybase to that plan, and invested as instructed by each participant within the limits of the plan. None of the Named Executive Officers realized any gain on these invested amounts during 2000.

(8)	Mr. Bealmear joined the Company as an executive officer in May 2002.

Option Grants in Last Fiscal Year

The table below shows stock options of Sybase, Inc. granted to the Named Executive Officers in 2002, and the potential realizable value of those stock options, assuming 5% and 10% annual rates of stock appreciation over the life of the options. All options reflected in the table have exercise prices equal to the fair market value of the Common Stock on the date of grant, and have a 10-year term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent estimates or projections of future stock prices.

	Number of	% of Total			Potential Realizable Value
	Shares	Options			At Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation For Option
	Options Granted	Employees in 2002	Price Per Share	Expiration	Term ($)
Name	(#)(*)	(%)	($/sh.)	Date	5% ($)	10% ($)

John S. Chen	331,200	12.0313%	$9.93	07/01/12	$2,068,319	$5,241,526
	225,000	8.1735	9.93	07/01/12	1,405,108	3,560,819
Michael Bealmear	500,000	18.1632	12.64	05/10/12	3,974,614	10,072,452
Marty Beard	25,000	0.9082	9.93	07/01/12	156,123	395,647
	53,000	1.9253	9.93	07/01/12	330,981	838,771
Raj Nathan	25,000	0.9082	9.93	07/01/12	156,123	395,647
	18,000	0.6539	9.93	07/01/12	112,409	284,866
Pieter A. Van der Vorst	40,000	1.4531	17.61	03/01/12	442,993	1,122,632
	25,000	0.9082	9.93	07/01/12	156,123	395,647

*	These options were granted under the 1996 Plan and vest at the rate of 1/8 after six months, and in equal monthly installments over the next 30 months, or 42 months, depending on the vesting schedule applicable to the particular option grant. The exercise price of the options is equal to the fair market value of the Company’s stock on the date the grant date. Unexercised options expire (and become unexercisable) 10 years after the grant date. If an option holder’s employment terminates, vesting generally stops as of the termination date. However, the option holder generally has three months from that date to exercise any vested unexercised options before they expire. Longer post-termination exercise periods apply if termination results from other reasons, such as death or disability. Option vesting is accelerated if Sybase merges with another corporation that does not either assume the outstanding options or substitute equivalent options. The Company has employment arrangements with certain executives that provide for accelerated vesting upon or following a change of control. See “Executive Compensation – Employment Agreements and Certain Transactions,” below.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

This table shows stock option exercises by the Named Executive Officers during 2002, and the number and value of unexercised “in-the-money” options held by them at the end of 2002. “In-the-money” means the option exercise price was less than the fair market value of the stock at December 31, 2002.

			Number of		Value of Unexercised
	Shares		Shares Underlying		In-the-Money
	Acquired		Unexercised Options at		Options at
	on Exercise	Value Realized	Fiscal Year-End (#)		Fiscal Year-End ($)(2)
Name	(#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John S. Chen	—	—	1,886,755	1,371,115	$6,080,769	$3,350,142
Michael Bealmear	—	—	72,916	427,084	55,416	324,584
Marty Beard	—	—	104,683	236,651	102,538	432,122
Raj Nathan	—	—	234,953	175,767	848,255	276,088
Pieter A. Van der Vorst	15,000	141,909	175,479	198,021	443,961	228,029

(1)	Amount by which the fair market value of the stock exceeded the option exercise price on the exercise date.

(2)	Based on the New York Stock Exchange closing price on December 31, 2002 ($13.40 per share), minus the exercise price of in-the-money options.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report. The Compensation Committee believes the Company’s executive compensation programs should enable the Company to attract and retain strong performers. These programs are designed to motivate the senior management team to achieve or exceed key objectives by making individual compensation directly dependent on the Company’s achievement of financial goals and by providing significant rewards for exceeding those goals. The Committee believes that strong financial performance, on a sustained basis, is the surest way for the Company to positively affect long-term stockholder return.

     Compensation Program Considerations. The Company takes the following factors into consideration in designing various executive compensation programs:

(a)  Compensation positioning and comparative framework.

     In order to attract and retain the talent that it needs to meet corporate objectives, the Company’s executive compensation programs are designed to deliver overall cash compensation and employee benefits competitive with comparable public technology companies. Bonuses are tied closely to corporate performance, such that actual awards vary considerably according to overall Company performance. See “Incentive and Special Bonuses,” Section (b)(ii) below.

     In 2002, the Company compiled and analyzed competitive market compensation information from Radford Executive Salary Survey data for 23 publicly held peer software companies, and compared the results to the Company executives’ compensation. The peer software companies included two principal competitors. All but one of the companies comprising the S&P Systems Software industry index referenced in the Performance Graph on page 17 of this Proxy Statement are included in the group of 23 peer companies surveyed. Additionally, the Company utilized the assistance of other outside executive compensation consultants to perform parallel survey analyses and to make best-of-practice recommendations.

     (b)  Mix of compensation.

     The Company’s executive compensation program has three primary components. All three are intended to attract and retain outstanding executives and focus management on achieving or exceeding Company objectives.

     (i)  Base Salary. The Committee believes that executive salaries must be sufficiently competitive to attract and retain key executives. Base pay and annual increases are determined (A) primarily through an analysis of an individual’s salary and total target compensation relative to salaries for similar positions within the Company and at peer companies, and (B) to a lesser extent, through a subjective analysis of the individual’s contributions to the Company’s success. In 2002, none of the Company’s executive officers received a base salary increase, except Pieter Van der Vorst (who received a 5% base salary increase when he was promoted to Senior Vice President in April 2002), and Daniel R. Carl (who received a 5% base salary adjustment in January 2002 to correct a prior error).

     (ii)  Incentive and Special Bonuses. The Committee believes one of the key differentiators of executive compensation should be the variable portion provided by short-term cash incentive programs. The Company’s executive bonus program is designed to award bonuses if the Company meets or exceeds stated revenue and operating income objectives. If the Company fails to meet these objectives, awards may be significantly reduced or even eliminated if minimum thresholds are not achieved. In March 2002, the Committee established a target incentive bonus amount (“Target Bonus”) for each executive officer, ranging between 40% and 110% of such executive’s base salary. Up to 50% of the Target Bonus amount was tied to the achievement of a prescribed profit before tax (PBT) objective, and up to 50% was tied to achievement of prescribed revenue objectives. In 2002, the Company achieved its PBT objective, but did not meet its revenue objectives Accordingly, all executive officers including the Chief Executive Officer received a bonus for the year based on the PBT component only.

     In addition, the Compensation Committee has the right to approve discretionary executive awards proposed by the Chief Executive Officer or a member of the Compensation Committee. Such discretionary awards are based on a subjective evaluation of an executive officer’s individual contribution to the Company’s success and are not based on predetermined measures of corporate performance or achievement of specified corporate objectives. No person serving as an executive officer in 2002 received a discretionary bonus for 2002.

     (iii)  Long-term Incentives. These are provided through initial stock option grants at date of hire and periodic grants of additional stock options and other stock rights. With respect to stock options, executives realize gains only if the stock price increases over the exercise price of their options, and they exercise their options. Stock options generally vest over a three- or four-year period and the Committee believes they are instrumental in focusing executives on sustaining strong financial performance over a number of years. The initial option grant is designed to be competitive with those of comparable technology companies for the executive’s job level, and to motivate the executive to make the kinds of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within a competitive range for the job may be granted to reflect the executive’s ongoing contributions to the Company’s success, to create an incentive to remain with the Company, and to provide a long-term incentive to achieve or exceed the Company’s financial goals. In determining the amount of any additional grants for an individual, the Committee considers such factors as (A) options previously granted, (B) options outstanding, (C) the vesting schedule of the outstanding options, (D) the aggregate total of all outstanding options and new awards, and (E) the relative quantities of options offered by other companies for comparable positions. Special additional stock options and other stock rights may be granted or approved from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors.

     (c)  Other compensation considerations.

The Company believes its benefit programs should be similar for all employees. However, on occasion, the Committee approves additional benefits for certain individuals if it determines that the category and amount of such benefits are reasonable and necessary to provide additional incentive to attract or retain key executives. For example, in the case of Mr. Chen, the Company agreed to provide him with certain benefits comparable to the benefits he received from his prior employer, pursuant to his employment agreement with the Company. Accordingly, during 2002, Mr. Chen received an automobile allowance, additional Company contributions to his 401(k) account, reimbursement of certain supplemental insurance and health benefits, and reimbursement for tax return preparation fees. See “Summary Compensation Table,” footnote 5, at page 12. In addition, Mr. Chen’s employment agreement was amended effective January 1, 2003 to provide for certain Company-funded benefits under the Company’s U.S. Retirees’ Health Program. For a further discussion of these benefits, see the section of the Proxy Statement entitled “Employment Agreements and Certain Transactions,” below.

     2002 Compensation for the Chief Executive Officer. In January 2002, the Compensation Committee established base salary and target compensation for Mr. Chen at a level approximately equal to the average base salary and average total compensation for the chief executive officers of comparable public technology companies. Neither Mr. Chen nor the other executive officers (except the CFO and the General Counsel — See Section (b)(1) above) received base salary increases in 2002. The total compensation of the Chief Executive Officer is designed to compensate him at market levels when operating income targets are met, and above market levels when operating income targets are exceeded. The full Board of Directors approved the Compensation Committee’s recommendation with respect to Mr. Chen’s 2002 total base salary plus target incentive. The incentive portion of Mr. Chen’s compensation comprised 55% of the total, and was calculated and paid as described in Section (b)(ii), above.

     The Compensation Committee held four meetings in 2002. At several of the meetings, the Chief Executive Officer made recommendations to the Compensation Committee with respect to compensation for other executive officers and with respect to the structure and terms of the executive incentive programs. However, the Chief Executive Officer did not participate in the portions of the meetings during which his specific compensation and awards were deliberated.

     Compensation Limitations. Under Section 162(m) of the Internal Revenue Code and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company believes that stock option grants made under the Company’s 1996 Stock Plan can be excluded from calculating the $1.0 million limit. However, the Company does not currently anticipate taking actions necessary to exclude the Company’s executive annual cash bonus plans from this calculation.

Report submitted by:

Richard C. Alberding (Chairman)
L. William Krause
Linda K. Yates

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors in accordance with its charter, as amended and adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Company’s 2002 Annual Report on Form 10-K, and discussed the quality (not merely acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. Accordingly, the Committee has discussed with such auditors the matters required to be discussed under SAS 61, as modified or supplemented, including such auditors’ judgments as to the quality and acceptability of the Company’s accounting principles, as well as other matters required to be discussed with the Committee under generally accepted auditing standards. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the matter of auditor independence from management and the Company with the Company’s independent auditors. The Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during fiscal year 2002.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002. The Committee also selected the Company’s independent auditors for fiscal 2003.

Report submitted by:

Alan B. Salisbury (Chairman)
Cecilia Claudio
Robert P. Wayman

Employment Agreements and Certain Transactions

John S. Chen. In June 2001, the Company entered into an amended and restated employment agreement with Mr. Chen, pursuant to which he serves as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. The agreement provides for annual base salary and target incentive compensation adjustments approved by the Board of Directors, and employee benefits comparable to those he received from his prior employer. If his employment terminates without cause and not in connection with a change of control, as defined in his amended and restated change of control agreement. (see “Executive Change of Control Agreements,” below). Mr. Chen’s agreement provides for a severance payment equal to 150% of his base pay and target annual cash bonus for the then-current fiscal year, continuation of his employee benefits for a period of 18 months from his effective date of termination, accelerated vesting of 100% of his then-outstanding stock options and the immediate release of 50% of his restricted stock from escrow. In August 2002, the Company and Mr. Chen amended Mr. Chen’s employment agreement, effective January 1, 2003, to provide for payment by the Company of premiums for coverage for Mr. Chen (plus an amount sufficient to cover federal and state income tax liability associated with such premium payments) under the Company’s U.S. Retiree Health Program. The benefits under this amendment continue if Mr. Chen’s employment is not terminated following a change of control. See “Executive Change of Control Agreements,” below, regarding amounts payable to Mr. Chen in the event his employment terminates in connection with a change of control.

Michael Bealmear. On May 1, 2002, the Company entered into an employment agreement with Mr. Bealmear pursuant to which he serves in his present capacity as Executive Vice President, Worldwide Field Organization. The agreement provides for an initial annual base salary of $400,000, eligibility for an initial annual incentive bonus of $250,000, and guaranteed payment of a variable incentive bonus amount for the third quarter of 2003. Pursuant to the employment agreement, Mr. Bealmear also received a stock option to purchase 500,000 shares of Sybase Common Stock. The terms of the agreement further provide that Mr. Bealmear may be considered for the position of President and Chief Operating Officer of Sybase, Inc., and that if the Company appoints another individual to such position and Mr. Bealmear resigns as a result, he will receive a severance payment equal to his then-current annual base salary, subject to certain conditions. See “Executive Change of Control Agreements,” below, regarding amounts payable to Mr. Bealmear in the event his employment terminates in connection with a change of control.

Eric L. Miles served as the Company’s Senior Vice President and General Manager, Business Intelligence Division during 2002. In December 1997, Mr. Miles joined Sybase as Senior Vice President, Product Operations. His prior employer had extended to him a loan of $100,000 that became due in connection with his leaving that company to join Sybase. In connection with his start of employment, the Company made an unsecured loan to Mr. Miles in January 1998 of $100,000 bearing interest at a rate of 7% per annum, and having terms comparable to those of the loan previously extended by his prior employer. The maximum amount of indebtedness outstanding under this loan in 2002 was $42,500. Mr. Miles paid the outstanding loan balance in full as of June 10, 2002.

Executive Financial Planning and Services. Beginning in 2003, each of the Company’s executive officers is entitled to receive reimbursement of up to $10,000 (plus an amount sufficient to cover federal and state income tax liability associated with all reimbursed amounts) for fees expended for personal income tax return preparation, insurance planning, investment planning, retirement planning and estate planning. Individuals are entitled to select their own providers for any or all of these services (subject to the restrictions and limitations set forth in the Company’s Conflicts of Interest policy applicable to all Company employees), but may also engage KPMG (which currently provides internal auditing services to the Company) to provide any or all such services at reduced rates. If an individual does not utilize the full reimbursement allowance in any one year, such individual is not entitled to a cash payment of the unused balance. Similarly, no unused portion of the allowance will be credited to cover service fees incurred by the individual in any subsequent year.

Executive Change of Control Agreements. The Company has entered into amended and restated change of control agreements with each of the Company’s current Chief Executive Officer, Chief Financial Officer, Senior Vice President, Corporate Development and Marketing, and General Counsel providing for severance payments equal to an amount not less than two times annual base salary, two times each such officer’s then-current annual target incentive compensation, accelerated vesting of 100% of his then-outstanding stock options and the immediate release of his restricted stock from escrow and continuation of benefits for two years. These benefits are payable upon a change of control, regardless of whether the officer is terminated. The Company has entered into similar amended and restated change of control agreements with each of its other current executive officers providing for similar benefits, but only if the officer’s employment is terminated upon or within 18 months following a change of control. A “change of control” means the first to occur of any of the following events: (i) any person becomes the direct or indirect beneficial owner of 50% of more of the Company’s voting securities (whether by tender offer or otherwise); (ii) there is a change in the composition of the Board of Directors as a result of which fewer than a majority of the directors are incumbent directors; or (iii) a merger or consolidation involving the Company results in a conversion of the Company’s voting securities immediately prior to the transaction into less than 50% of the total voting power of the voting securities of the surviving entity, or a sale of all or substantially all of the Company’s assets.

PERFORMANCE GRAPH

This graph and table compare the cumulative total return on a $100 investment in our Common Stock on December 31, 1997, with the cumulative total return on a $100 investment (assuming reinvestment of all dividends) in the indices noted. The S&P Systems Software index is substituted in place of the JPM H&Q Technology index because the latter index was discontinued as of April 5, 2002. The Company has reasonably determined that the S&P Systems Software index is the most reasonable substitute for the JPM H&Q Technology index based on the similarity in business lines and target customers of the companies included in the index to the Company’s business lines and target customers. All but one of the companies comprising the S&P Software Systems index are included in the group of 23 peer companies referenced in Section (a) of the “Compensation Committee Report on Executive Compensation” beginning at page 14, above.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
Sybase Inc.	$100	$56	$128	$149	$118	$101
S&P © 500	$100	$129	$156	$141	$125	$97
S&P © Systems Software	$100	$186	$349	$176	$185	$139

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Section 16 officers and directors, and holders of more than 10% of any class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the SEC. These individuals are also required to furnish the Company with copies of all Section 16(a) forms filed on their behalf.

Based solely on our review of the forms we received, or written notice from certain reporting persons that no Forms 4 or 5 were required, the Company believes that all required Section 16(a) filings were made on a timely basis in 2002.

OTHER MATTERS

Documents Incorporated by Reference

Note Seven to the Consolidated Financial Statements contained in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 is incorporated by reference as noted in footnote 2 to the table under “Equity Compensation Plan Information,” at page 7 above. The Report on Form 10-K is being furnished to stockholders simultaneously with this Proxy Statement.

Deadline for Receipt of Stockholder Proposals for the 2004 Annual Meeting

If you want us to consider a proposal for possible inclusion in our Proxy Statement for our 2004 Annual Meeting of Stockholders, you must deliver your proposal to Sybase’s Secretary at our principal executive offices located at One Sybase Drive, Dublin, California 94568 no later than December 21, 2004. Any such proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If you wish to present a proposal at our 2004 Annual Meeting, and the proposal is not intended to be included in our Proxy Statement relating to that meeting, you must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws (the “Bylaw Deadline”), as described below. If you give notice of such a proposal after the Bylaw Deadline, you will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Rules under the Securities Exchange Act of 1934, as amended, also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to the discretionary voting of proxies on such proposals (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for our 2004 Annual Meeting is March 7, 2004 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If you give notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against your proposal when and if the proposal is raised at our 2004 Annual Meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our next Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our Annual Meeting, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

If you intend to present a proposal or nomination at the 2004 Annual Meeting, but you do not intend to have it included in our 2004 Proxy Statement, then you must deliver a copy of your proposal or nomination to Sybase’s Secretary at our principal executive offices in accordance with the following procedures:

Under our Bylaws, we must receive your notice not less than 90 days prior to the 2004 Annual Meeting (unless there is less than 100 days’ notice of the meeting date, in which case notice must be received no later than the tenth day following the day on which such notice is first given or disclosed). Also, your notice must state all of the following as to each matter, or the presiding officer may properly refuse to acknowledge your proposal or nomination:

•	your name and address, and the nature of the matter

•	that you are a stockholder of record and are entitled to vote at the meeting

•	the name and address of your nominee, if any

•	whether you will appear in person or by proxy to make the proposal or nomination

•	a description of all arrangements between you and the nominee regarding the nomination

•	all other information that would be required in a proxy statement

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for this year’s Annual Meeting, which is May 1, 2003 (the tenth day after this Proxy Statement is mailed).

The Board of Directors does not know of any other matters to be brought before this Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with their best judgment on such matters.

THE BOARD OF DIRECTORS

Dated: April 14, 2003

Appendix 1

SYBASE, INC.
2003 STOCK PLAN

1.	Purposes of the Plan. The purposes of this 2003 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.     Definitions. As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the legal requirements relating to the administration of stock option, restricted stock and incentive stock plans under state corporate and securities laws and the Code.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(f)  “Common Stock” means the Common Stock of the Company.

(g)  “Company” means Sybase, Inc.

(h)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(i)  “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option.

(j) “Director” means a member of the Board.

(k)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)  “Fair Market Value” means, as of any date, the value of Common Stock determined as the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(o)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)  “Misconduct” means the Optionee or purchaser, as applicable, (i) is convicted of a felony involving dishonesty or moral turpitude, (ii) committed an act of dishonesty intended to result in substantial personal enrichment, (iii) engaged in actions intended to cause significant injury to the Company (including derogatory statements regarding the Company, but excluding statements made in connection with any legal action filed against the Company), or (iv) breached the non-disclosure, non-compete or non-solicit provisions of any agreement between the Optionee and the Company.

(q)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Right grant. The Notice of Grant is part of the Option Agreement.

(s)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)  “Option” means a stock option granted pursuant to the Plan.

(u)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v)  “Optioned Stock” means the Common Stock subject to an Option or Right.

(w)  “Optionee” means an Employee or Consultant who holds an outstanding Option or Right.

(x)  “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)  “Plan” means this 2003 Stock Plan.

(z)  “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

(aa) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(bb)  “Retirement” means the termination of employment pursuant to the Company’s retirement policies for an Employee who has attained the age of fifty-five (55) and whose Continuous Status as an Employee was not interrupted during the previous five (5) years.

(cc)  “Right” means a Stock Purchase Right granted pursuant to the Plan.

(dd)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee)  “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(ff)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(gg)  “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(hh)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan. Subject to the provisions of Section 14 and other relevant provisions of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,500,000. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option or Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

4.     Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii)  Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Options or Rights grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

(iii)  Administration With Respect to Other Persons. With respect to Options or Rights grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

(ii)  to select the Consultants and Employees to whom Options and Rights may be granted hereunder;

(iii)  to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

(iv)  to determine the number of shares of Common Stock to be covered by each Option and Right granted hereunder;

(v)  to approve forms of agreement for use under the Plan;

(vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)  to modify or amend each Option or Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options;

(x)  to authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Option or Right previously granted by the Administrator;

(xi)  to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock;

(xii)  to determine whether and under what circumstances an Option may be settled in cash under Section 10(f) instead of Common Stock;

(xiii)  to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(xiv)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Rights.

5.    Eligibility. Nonstatutory Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Right may be granted additional Options or Rights.

6.    Limitations.

(a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Option or Right shall confer upon an Optionee any right with respect to continuing the Optionee’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options to Employees:

(i)  No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than one percent (1%) of the Company’s total number of outstanding shares immediately prior to the issuance.

(ii)  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

7.     Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 21 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8.     Term of Option. The term of each Option shall be stated in the Notice of Grant and shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9.     Option Exercise Price and Consideration.

(a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than 85% of the Fair Market Value per Share on the date of grant; provided, however, that for any calendar year, the aggregate number of Shares subject to Nonstatutory Stock Options granted during such calendar year with a per Share exercise price less than the Fair Market Value per Share on the date of grant shall not exceed five percent (5%) of the number of Shares subject to Options granted in the preceding calendar year.

(b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or the attainment of certain performance goals determined by the Administrator.

(c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii)  check;

(iii)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)  delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to affect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(v)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)  any combination of the foregoing methods of payment; or

(vii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.     Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Employment or Consulting Relationship. Upon termination of an Optionee’s Continuous Status as an Employee or Consultant, other than as provided for in Sections 10(c), 10(d) and 10(e), the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)  Notwithstanding the above, in the event an Optionee’s Continuous Status as an Employee or Consultant terminates and the Optionee performs an act of Misconduct, all unexercised Options held by such Optionee shall expire five (5) business days following written notice from the Company to the Optionee.

(ii)  Notwithstanding the above, in the event of an Optionee’s change in status from Consultant to Employee or Employee to Consultant, an Optionee’s Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in the event of an Optionee’s change of status from Employee to Consultant, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months and one (1) day following such change of status.

(c)  Disability of Optionee. In the event that an Optionee’s Continuous Status as an Employee or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twenty-four (24) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)  Retirement. In the event that an Optionee’s Continuous Status as an Employee terminates as a result of the Optionee’s Retirement, the Optionee may exercise his or her Option at any time subject to the limitations in the Plan and the Notice of Grant, but only to the extent that the Optionee was entitled to exercise the Option at the time of such termination, unless otherwise expressly provided in a written agreement between the Optionee and the Company. However, any Incentive Stock Options not exercised within three (3) months of the termination of the Optionee’s Continuous Status as an Employee shall be treated for tax purposes as Nonstatutory Stock Options three (3) months and one (1) day following such Retirement.

(f)  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

(g)  Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act (“Insiders”) must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

11.     Stock Purchase Rights.

(a)  Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The Administrator may grant a Stock Purchase Right at a price equal to or in excess of the par value of the Shares; provided, however, for any calendar year, the aggregate number of shares subject to grants of Stock Purchase Rights granted during such calendar year with a per Share exercise price less than the Fair Market Value per Share on the date of grant shall not exceed ten percent (10%) of the number of Shares subject to Options granted in the preceding calendar year.

(b)  Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or in the event of the purchaser’s Misconduct with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c)  Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

(d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(e)  Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.     Withholding Taxes. In accordance with any applicable administrative guidelines it establishes, the Administrator may allow a purchaser to pay the amount of taxes required by law to be withheld as a result of a purchase of Shares or a lapse of restrictions in connection with Shares purchased pursuant to an Option or Right, by withholding from any payment of Common Stock due as a result of such purchase or lapse of restrictions, or by permitting the purchaser to deliver to the Company, Shares having a Fair Market Value, as determined by the Administrator, equal to the amount of such required withholding taxes.

13.     Non-Transferability of Options and Rights. Unless otherwise specified by the Administrator in the Notice of Grant, an Option or Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

14.     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Right until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase rights applicable to any Shares purchased upon exercise of an Option or Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Right will terminate immediately prior to the consummation of such proposed action.

(c)  Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”), unless the Successor Corporation refuses to assume or substitute for the Option or Right, in which case the Optionee shall have the right to exercise the Option or Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Right shall be fully exercisable for a period of not less than forty-five (45) days from the date of such notice, and the Option or Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

15.     Date of Grant. The date of grant of an Option or Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

16.     Amendment and Termination of the Plan.

(a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

17.     Re-pricing Prohibited. The Company shall not decrease the exercise or purchase price of any outstanding Options or Rights after the date of grant, except for adjustments made pursuant Section 14, without approval of the Company’s stockholders.

18.     Conditions Upon Issuance of Shares.

(a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.     Liability of Company.

(a)  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)  Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 16(b) of the Plan.

20.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.     Continuation of the Plan. Continuation of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

Appendix II

Sybase, Inc,
Amended and Restated Audit Committee Charter
(as of April 8, 2003)

1.     Purpose. While primary responsibility for the Company’s financial reporting lies with Senior Management, the Board of Directors provides appropriate oversight of the financial reporting process. The Audit Committee’s function is to assist the Board of Directors in carrying out its responsibilities relating to the Company’s accounting policies, internal controls, financial reporting practices and financial statements. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in the fulfillment of its duties to the Company and its stockholders. As more fully set forth below, these responsibilities include oversight of the following:

•	Accuracy and integrity of the Company’s financial statements

•	Effectiveness of the Company’s internal controls, internal audit function, annual independent audit of the company’s financial statements, and financial reporting processes

•	Compliance with applicable legal and regulatory requirements

In addition, the Committee is delegated with direct responsibility for the following:

•	Qualification, selection, engagement and oversight of services rendered by the Company’s independent auditors

•	Pre-approval of all audit and non-audit related services to the Company and its subsidiaries

•	Thorough and confidential investigation of all complaints or concerns regarding the Company’s accounting practices in accordance with procedures to be established by the Company and published as required by applicable law.

2.     Authority. The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage outside legal, accounting and other advisors as it deems necessary or appropriate to carry out its purposes, all at the expense of the Company as required by applicable law.

3.     Committee Structure. The Audit Committee shall consist of three or more directors who shall be appointed annually by the Board of Directors. The Board shall designate one Chairperson, and all Committee members shall be subject to removal at any time by a majority vote of the Board of Directors.

4.     Member Qualifications. Each Committee member shall meet the independence requirements established by the New York Stock Exchange (NYSE) in its Listed Company Manual, as the same may be amended or supplemented, as well as the independence standards set forth under the Sarbanes-Oxley Act of 2002 (“SOA”) and applicable rules and regulations promulgated by the Securities and Exchange Commission (SEC) thereunder, as the same may be amended or supplemented. Each Committee member shall be financially literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise, and shall have all of the following attributes of an “audit committee financial expert,” as defined by the SEC:

•	An understanding of financial statements and generally accepted accounting principles (GAAP);

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to what can be expected to be raised by Sybase’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of Audit Committee functions

5.     Compensation. No member of the Audit Committee shall receive any compensation from the Company other than his or her standard Directors’ fees and benefits.

6.     Meetings. The Audit Committee will meet on a regular basis (not less than four times per year), and special meetings will be called as circumstances require. Any Committee member may call a meeting. The presence in person, by telephone or videoconference of at least two Committee members shall constitute a quorum necessary for the transaction of business. Meetings may be held at any time, any place and in any manner permitted by applicable law and the Company’s Bylaws. Minutes of the Committee’s meetings shall be kept by the Corporate Controller, and the results of all Committee meetings shall be reported regularly to the full Board.

The Company’s Chief Financial Officer, Corporate Controller, representatives of the Company’s Internal Auditor and External Auditor, and the Chairperson of the Company’s Disclosure Review Committee will normally be present at each Committee meeting. The Company’s Chief Executive Officer will also meet with the Audit Committee on a regular basis.

7.     Specific Responsibilities. In conjunction with fulfilling the purposes of its Charter, the Committee shall have the following specific responsibilities. From time to time, the Committee may take on additional or different responsibilities at the request of the Board of Directors:

        7.1     Relationship with Independent Auditors. The Audit Committee shall bear primary responsibility for establishing and managing the Company’s relationships with its Internal and External independent auditors (sometimes referred to collectively as “Independent Auditors”). In carrying out this responsibility, the Committee shall, among other things:

•	Select, evaluate, retain and terminate the Company’s Independent Auditors in consultation with the full Board;

•	Assure that all Independent Auditors meet and maintain the standards of auditor independence established by the SEC and the NYSE while they are in service to the Company;

•	Review annual audit plans of the Independent Auditors, and assess the Independent Auditors’ performance against their respective plans;

•	Inquire as to the degree of coordination between the Internal and External audit plans and the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in the Company’s internal controls;

•	Review with the Independent Auditors the extent of non-audit services provided to the Company (and related fees for such services), and approve any non-audit relationships in accordance with applicable law;

•	At least quarterly, obtain and review reports from the Internal Auditor describing any deficiencies in the Company’s internal policies and procedures that could adversely affect the adequacy of the Company’s internal controls and financial reporting process, and review the timeliness and reasonableness of all proposed corrective actions;

•	At least quarterly, and in addition annually, obtain and review reports from the External Auditor regarding significant matters resulting from its timely review of the Company’s quarterly and annual financial information, including the matters described in further detail in Section 7.2 below; and

•	Meet privately with each of the Independent Auditors regularly and on an as-needed basis to discuss any or all of the foregoing matters.

        7.2     Financial Reporting. The Committee shall monitor the preparation by Senior Management of the Company’s quarterly and annual financial reports. In carrying out this responsibility, the Committee shall, among other things:

•	Review with Senior Management the significant judgments and estimates used in developing the Company’s financial reports, and the major issues addressed;

•	Review accounting and reporting treatment of significant transactions outside the Company’s ordinary operations;

•	Meet with the Company’s General Counsel, Associate General Counsel, and outside counsel (if necessary) to discuss material legal matters that may impact the Company’s financial position.

•	Review with Senior Management and the Company’s Independent Auditors significant changes to the Company’s accounting policies or how they are applied as reflected in the financial reports;

•	Review (i) significant decisions made by Senior Management in preparing the Company’s financial reports; (ii) all audit problems or difficulties and management’s responses thereto; (iii) all outstanding disagreements with management that would cause an Independent Auditor to issue a non-standard report regarding the Company’s financial statements; (iv) the appropriateness of the Company’s accounting principles (including the quality, not just the acceptability, of accounting principles); and (v) all other matters the Committee deems appropriate with respect to determining the accuracy and integrity of the Company’s financial reports; and

•	Review the Company’s quarterly and annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the SEC.

        7.3     Other Audit Committee Responsibilities. At least annually, the Committee shall do the following:

•	Review and assess the adequacy of its Audit Committee Charter and have any and all proposed revisions approved by the Board of Directors. In this regard, the Committee acknowledges that this Amended and Restated Charter may be subject to further amendment to comply with final rules regarding audit committees that are expected later in 2003 from the NYSE and the SEC;

•	Self-assess annually and disclose in the Company’s proxy statement whether the Audit Committee has carried out the responsibilities defined in its Audit Committee Charter (as the same may be amended or modified) during the preceding year; and

•	Undertake such other duties as the Board of Directors delegates to it, and at least annually report to the Board regarding the Committee’s examinations and recommendations.

[Map Showing Directions to Meeting Location]

Form of Proxy Card

SYBASE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 22, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2003, and hereby appoints Pieter A. Van der Vorst, Scott V. Irey and Teresa D. Chuh, or any of them, with full power of substitution, attorneys and proxy holders to vote, as indicated on the reverse side, all shares of Common Stock of SYBASE, INC., a Delaware Corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 22, 2003 at 10:00 a.m. local time at the offices of the Company located at the United National Conference Room, One Sybase Drive, Dublin, California 94568, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present at such meeting, on the matters set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SYBASE, INC.

Vote on Directors

1.	Election of Class II Directors	For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:
Nominees:	1) Richard C. Alberding 2) Linda K. Yates	☐	☐	☐

Vote on Proposals

2.	Adoption of the Sybase, Inc. 2003 Stock Plan	For	Against	Abstain
		☐	☐	☐

3.	Ratification of Ernst & Young LLP as independent auditors for 2003	For	Against	Abstain
		☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature (Please Sign Within Box)	Date	Signature (Joint Owner)	Date